Exhibit 10.1

INVESTMENT AGREEMENT TERMINATION AGREEMENT

This Investment Agreement Termination Agreement (this “Agreement”) is entered into as of May 31, 2018 by and among JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF” and, together with Jacobsen Holdings and NJK Holding, the “Founding Members”), and Easterly Acquisition Corp., a Delaware corporation (“Investor”).

W I T N E S S E T H:

WHEREAS, the Company, the Founding Members and Investor have entered into that certain Investment Agreement, dated as of June 28, 2017, as amended on November 8, 2017 and February 14, 2018 (the “Investment Agreement”); and

WHEREAS, the Company, the Founding Members and Investor desire to terminate the Investment Agreement by mutual agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, the Founding Members and Investor agree as follows:

1.                  Termination of the Investment Agreement. The Company, the Founding Members and Investor hereby agree that the Investment Agreement is hereby terminated pursuant to Section 7.1(a) of the Investment Agreement.

2.                  Trust Account Deposits. The Company agrees that, pursuant to the Promissory Note (as defined below), it will pay to Investor the following amounts, and Investor agrees that Investor will deposit such amounts in the Trust Account for the benefit of the public holders of Investor Pre-Closing Common Stock, as follows: (i) on June 15, 2018, the product of (x) $0.03 and (y) the number of shares of Investor Pre-Closing Common Stock outstanding on June 15, 2018, excluding the 5,000,000 shares owned by the Sponsor and the directors of Investor; and (ii) on June 30, 2018, the product of (x) $0.015 and (y) the number of shares of Investor Pre-Closing Common Stock outstanding on June 30, 2018, excluding the 5,000,000 shares owned by the Sponsor and the directors of Investor; provided that, for purposes of clauses (i) and (ii), in no event shall the number of shares of Investor Pre-Closing Common Stock exceed 20,015,577.

3.                  Amended and Restated Promissory Note. Effective as of June 30, 2018 (such date, the “Note Cancellation Date”), the Company agrees to forgive all amounts due pursuant to that certain Amended and Restated Promissory Note, dated as of February 14, 2018, made by Investor to the Company (the “Promissory Note”). Effective as of the Note Cancellation Date, the Promissory Note is hereby cancelled, voided and of no further force and effect, and the Company shall not have any further obligations to make any payments thereunder.

4.                  Mutual Releases.

(a)               Investor Releases. In consideration of the execution of this Agreement, the Company and each of the Founding Members on behalf of itself and its affiliates, partners, members, parents, subsidiaries, officers, directors, employees, agents, or representatives (the “JH Releasing Parties”) hereby waives, releases, and discharges any and all claims, causes of action, suits, disputes and liabilities, whether known or unknown, direct or derivative, that it has or may have (“Claims”) against Investor (including but not limited to Investor’s principals, shareholders, owners, managers, agents, attorneys, officers, directors, employees, affiliates and assignees) (collectively “Investor Associates”), including but not limited to, any Claims arising from or directly or indirectly related to the Investment Agreement or the Sponsor Letter; provided, however, that nothing in this Agreement shall be construed as releasing any Claims arising out of or related to any breach of any covenant, agreement or obligation in this Agreement, the Confidentiality Agreement or any other contemporaneous agreements of the parties hereto or their Affiliates.

(b)               The Company and the Founder Members Releases. In consideration of the execution of this Agreement, Investor on behalf of itself and its affiliates, partners, members, parents, subsidiaries, officers, directors, employees, agents, or representatives (the “Investor Releasing Parties” and, together with the JH Releasing Parties, the “Releasing Parties”) hereby waives, releases, and discharges any and all Claims that such Investor Releasing Party has or may have against the Company and the Founding Members (including but not limited to each of their respective principals, shareholders, owners, managers, agents, attorneys, accountants, officers, directors, employees, affiliates and assignees) (collectively “JH Associates” and, together with the Investor Associates, the “Associates”), including but not limited to, any Claims arising from or directly or indirectly related to the Investment Agreement or the Sponsor Letter; provided, however, that nothing in this Agreement shall be construed as releasing any Claims arising out of or related to any breach of any covenant, agreement or obligation in this Agreement, the Confidentiality Agreement or any other contemporaneous agreements of the parties hereto or their Affiliates (any Claims so released under Section 4(a) or this Section 4(b), the “Released Claims”).

(c)               It is the intention of the Releasing Parties to give the broadest waiver, release and discharge possible under the law. It is the intention of the Releasing Parties to extinguish all Released Claims and consistent with such intention, the Releasing Parties hereby waive their rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the waivers, releases and discharges set forth in Section 2(a) and Section 2(b). Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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(d)               Each of the Company and the Founding Members, for itself and each of the other JH Releasing Parties, on the one hand, and Investor, for itself and each of the other Investor Releasing Parties, on the other hand, hereby knowingly and voluntarily waives any protection that may exist under any statutes and principles of common law as they pertain to the enforcement of the releases provided in this Agreement.

5.                  Covenant not to Sue; No Facilitation or Cooperation. Investor (for itself and on behalf of the other Investor Releasing Parties), on the one hand, and each of the Company and the Founding Members (for itself and on behalf of the other JH Releasing Parties), on the other hand, (a) covenants not to bring any Claim for any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, cross-claim or counterclaim and (b) further covenants not to solicit, facilitate, cooperate, encourage, support, or provide information to any other Person in bringing or maintaining such a Claim. Any party (and any JH Associate or Investor Associate, as applicable) may plead this Section 5 as a complete bar to any such Claim brought in derogation of this Section 5.

6.                  Non-Disparagement. Investor (for itself and on behalf of the other Investor Releasing Parties), on the one hand, and each of the Company and the Founding Members (for itself and on behalf of the other JH Releasing Parties), on the other hand, agree that it will not make or cause to be made, any statement or communication of information (whether oral, written or electronic, including internet or social media) regarding any the Company, the Founding Members or any of the JH Associates, on the one hand, or Investor or any of the Investor Associates, on the other hand, in each case, that disparages, tends to disparage or reflects negatively on any of the Company, the Founding Members or the JH Associates, on the one hand, or Investor or the Investor Associates, on the other hand. A statement of “no comment” or not speaking to any other party to this Agreement or its Associates in social or professional settings shall not be interpreted as disparaging.

7.                  Confidentiality Agreement. The Confidentiality Agreement shall survive termination of the Investment Agreement in accordance with its terms, and the parties will comply with the procedures set forth therein for the return or destruction of Confidential Information (as defined in the Confidentiality Agreement).

8.                  Press Release; Communications. The Company and Investor will jointly issue the joint press release attached hereto as Exhibit A, which Investor will include in a Current Report on Form 8-K that discloses this Agreement and includes this Agreement as an exhibit. No party hereto will make any press release or other public communication regarding this Agreement, the termination of the Investment Agreement, the agreement referenced on Schedule I hereof or the transactions contemplated hereby or thereby, other than press releases and other public communications that are consistent with the joint press release attached hereto as Exhibit A.

9.                  Representations and Warranties of the Company and the Founding Members. The Company and the Founding Members hereby represent to Investor as follows: each of the Company and the Founding Members has full corporate or other power and authority to execute, deliver and perform this Agreement; this Agreement has been duly and validly authorized by their respective boards of directors, board of managers or members, as applicable, and executed and delivered by each of them; assuming the truth and accuracy of the representations and warranties of Investor in Section 10, this Agreement constitutes a valid binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles; and, as of June 15, 2018 and June 30, 2018, as applicable, the Company will have available and ready funds sufficient to pay the amounts required to be paid by the Company under Section 2.

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10.              Representations and Warranties of Investor. Investor hereby represents to the Company and the Founding Members as follows: Investor has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly and validly authorized by Investor’s board of directors, and executed and delivered by Investor; assuming the truth and accuracy of the representations and warranties in Section 9, this Agreement constitutes a valid binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles.

11.              Governing Law; Consent to Jurisdiction.

(a)               This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

(b)               Each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the state and federal courts located in New York County, New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than the state and federal courts located in New York County, New York.

12.              Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the state and federal courts located in New York County, New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

13.              No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

14.              Miscellaneous.

(a)               Capitalized terms used but not otherwise defined herein shall have the respective meanings provided for such terms in the Investment Agreement.

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(b)               The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c)               Each party agrees to use reasonable efforts to take reasonable actions as any other party may reasonably request to carry out the intent of this Agreement, to the extent such actions are not prohibited by applicable Law.

(d)               This Agreement shall be binding upon any successor to the Company, the Founding Members or Investor.

(e)               This Agreement, the Confidentiality Agreement and any other contemporaneous agreements of the parties hereto or their Affiliates constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(f)                This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

(g)               Subject to Section 14(e), this Agreement may be modified or amended only by a writing signed by the parties hereto. This Agreement may be executed and delivered (including by facsimile transmission) in one of more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h)               If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(i)                 If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable and documented out-of-pocket legal expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

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(j)                 The Company and the Founding Members acknowledge that Investor is a blank check company with the powers and privileges to effect a Business Combination. The Company and the Founding Members further acknowledge that, as described in the prospectus dated July 29, 2015 (the “Prospectus”), substantially all of Investor’s assets consist of the cash proceeds of the IPO and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of Investor, certain of its public stockholders and the underwriters of the IPO. The Company and the Founding Members acknowledge that they have been advised by Investor that, except with respect to interest earned on the funds held in the Trust Account that may be released to Investor to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if Investor completes a Business Combination, then to those Persons and in such amounts as described in the Prospectus; and (ii) if Investor fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Investor in limited amounts to permit Investor to pay the costs and expenses of its liquidation and dissolution, and then to Investor’s public stockholders. For and in consideration of Investor entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Founding Members hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Investor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

JH CAPITAL GROUP HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

EASTERLY ACQUISITION CORP.

By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement Termination Agreement]

FOUNDING MEMBERS:

JACOBSEN CREDIT HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

NJK HOLDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

KRAVETZ CAPITAL FUNDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

[Signature Page to Investment Agreement Termination Agreement]

Exhibit A

Joint Press Release

[Included as Exhibit 99.1 to the Current Report on Form 8-K, dated May 31, 2018]